CUMBERLAND PHARMACEUTICALS REPORTS
FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

- Caldolor® Approved by FDA for Pediatric Patients
- Co-Promotion Agreement Signed with Piramal Critical Care
- Acetadote® Patent Upheld in Favorable Court Ruling

NASHVILLE, TN (Thursday, March 3, 2016) - Cumberland Pharmaceuticals Inc. (NASDAQ: CPIX), a specialty pharmaceutical company focused on hospital acute care and gastroenterology, today announced fourth quarter 2015 financial results with Net Revenues of $8.0 million and Adjusted Earnings of $0.6 million or $0.03 per share. Net Revenues for the year ended December 31, 2015 were $33.5 million with Adjusted Earnings of $4.5 million or $0.26 per share.
As of December 31, 2015, the Company had approximately $91.9 million in total assets including approximately $52.8 million in cash and investments. Total Liabilities were $15.1 million and Total Shareholder’s Equity was $76.9 million. Cumberland also had approximately $43.0 million in tax net operating loss carryforwards, resulting from the prior exercise of stock options.
2015 Highlights:

•	Completed Boxaban® and Hepatoren® Phase II studies, with favorable top line results.

•	Received FDA approval of Caldolor® for use in pediatric patients, six months of age and older.

•	Launched Caldolor® in Australia, its second major international market.

•	Entered into Strategic Alliance with Clinigen Group plc, and will work to deliver Clinigen's medicines to hospitalized patients in the U.S.

•	Assumed full commercial rights and responsibilities for Omeclamox®-Pak in the U.S.

•	Obtained a favorable court ruling upholding the validity and enforceability of the key Acetadote® patent through August 2025.

•	Entered into a co-promotion agreement with Piramal Critical Care to help expand sales coverage for Caldolor® and Vaprisol®.

"Cumberland had many key accomplishments in 2015 that have laid important groundwork for a successful 2016 and beyond,” said A.J. Kazimi, Chief Executive Officer of Cumberland Pharmaceuticals. " We expect these positive developments will make an important contribution towards our goal of delivering long-term sustainable growth. We remain focused on our mission of advancing patient care through the delivery of high quality pharmaceutical products.”

FINANCIAL RESULTS:
Net Revenue: For the three months ended December 31, 2015, net revenues were $8.0 million, compared to $9.3 million for the prior year period. Net revenue by product for the three months ended December 31, 2015, included $3.6 million for Kristalose®, $2.1 million for Acetadote®, including $1.2 million for the Company's Authorized Generic, $1.1 million for Caldolor®, $0.6 million for Omeclamox®-Pak, and $0.5 million for Vaprisol®.
For the year ended December 31, 2015, net revenues were $33.5 million compared to $36.9 million for the year ended December 31, 2014.
Operating Expenses: Total operating expenses for the three months ended December 31, 2015 were $7.9 million, compared to $8.4 million during the prior year period, as the Company continued to manage expenses in line with its revenues.
Total operating expenses for the year ended December 31, 2015 were $32.4 million, compared to $33.3 million for 2014. These expenses include a $1.2 million fee during the first quarter of 2015 associated with the submission of our Caldolor pediatric data and request to update that product’s label.
Adjusted Earnings: This performance measure represents net income attributable to common shareholders with adjustments for the impact of income taxes, depreciation, amortization, share based compensation expenses, and non-recurring expenses. A reconciliation to GAAP net income is provided in this release.
Adjusted Earnings for the fourth quarter of 2015 were $0.6 million or $0.03 per share, compared to $1.8 million or $0.10 per share for the prior year period.
Adjusted Earnings for the year ended December 31, 2015 were $4.5 million, or $0.26 per share compared to $6.3 million, or $0.35 per share in 2014. The definition and reconciliation of Adjusted Earnings is provided in this release.
Balance Sheet: At December 31, 2015, Cumberland had $52.8 million in cash and marketable securities, with approximately $38.2 million in cash and equivalents and $14.6 million in marketable securities. Total assets at December 31, 2015 were $91.9 million. Total Liabilities were $15.1 million, including $1.7 million outstanding on our revolving line of credit, resulting in Total Shareholder's Equity of $76.9 million. Cumberland also had approximately $43.0 million in tax net operating loss carryforwards, resulting from the prior exercise of stock options.

Conference Call and Webcast
A conference call and live Internet webcast will be held on Thursday, March 3, 2016 at 4:30 p.m. Eastern Time to discuss the Company's fourth quarter and annual 2015 financial results. To participate in the call, please dial 877-303-1298 (for U.S. callers) or 253-237-1032 (for international callers). A rebroadcast of the teleconference will be available for one week and can be accessed by dialing 855-859-2056 (for U.S. callers) or 404-537-3406 (for international callers). The Conference ID for the rebroadcast is 41386233. The live webcast and rebroadcast can be accessed via Cumberland's website at http://investor.shareholder.com/cpix/events.cfm.

About Cumberland Pharmaceuticals

Cumberland Pharmaceuticals Inc. is a specialty pharmaceutical company focused on the acquisition, development and commercialization of branded prescription products. The Company's primary target markets include hospital acute care and gastroenterology. Cumberland's five marketed products include Acetadote® (acetylcysteine) Injection for the treatment of acetaminophen poisoning, Caldolor® (ibuprofen) Injection, for treatment of pain and fever, Kristalose® (lactulose) for Oral Solution, a prescription laxative, Vaprisol® (conivaptan) Injection, for the treatment of hyponatremia and Omeclamox-Pak® for the treatment of H. pylori and duodenal ulcer disease. Cumberland is developing Hepatoren® (ifetroban) Injection for the treatment of Hepatorenal Syndrome and Boxaban® (ifetroban) Oral Capsule for treatment of aspirin-exacerbated respiratory disease. Cumberland is dedicated to providing innovative products that improve quality of care for patients. For more information on Cumberland’s approved products, including full prescribing information, please visit the individual product websites, links to which can be found on the Company’s website www.cumberlandpharma.com.

About Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. Serious anaphylactoid reactions, including death in a patient with asthma, have been reported in patients administered acetylcysteine intravenously. Acetadote should be used with caution in patients with asthma or where there is a history of bronchospasm. The total volume administered should be adjusted for patients weighing less than 40 kg and for those requiring fluid restriction. To avoid fluid overload, the volume of diluent should be reduced as needed. If volume is not adjusted, fluid overload can occur, potentially resulting in hyponatremia, seizure and death. For full prescribing information, visit www.acetadote.com.

About Caldolor® (ibuprofen) Injection
Caldolor is indicated in adults and pediatric patients for the management of mild to moderate pain and management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever. It was the first FDA-approved intravenous therapy for fever. Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other NSAIDs, patients with a history of asthma or other allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. Caldolor should be used with caution in patients with prior history of ulcer disease or GI bleeding, in patients with fluid retention or heart failure, in the elderly, those with renal impairment, heart failure, liver impairment, and those taking diuretics or ACE inhibitors. Blood pressure should be monitored during treatment with Caldolor. For full prescribing information, including boxed warning, visit www.caldolor.com.

About Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Initial dosing may produce flatulence and intestinal cramps, which are usually transient. Excessive dosage can lead to diarrhea with potential complications such as loss of fluids, hypokalemia and hypernatremia. Nausea and vomiting have been reported. Use with caution in diabetics. Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing information, visit www.kristalose.com.

About Omeclamox®-Pak (omeprazole, clarithromycin, amoxicillin)

Omeprazole is an antisecretory drug, which works by decreasing the amount of acid the stomach produces. Clarithromycin and amoxicillin are antibacterial drugs, which inhibit the growth of bacteria allowing the stomach lining to heal. Omeclamox-Pak is contraindicated in patients with a history of hypersensitivity to omeprazole, any macrolide antibiotic or penicillin. The safety and effectiveness of Omeclamox-Pak in the pediatric population has not yet been established. Omeclamox-Pak was approved by the U.S Food and Drug Administration in 2011. For full prescribing information, visit www.omeclamox.com.

About Vaprisol® (conivaptan hydrochloride) Injection

Vaprisol an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol was approved by the U.S Food and Drug Administration in 2005 for euvolemic hyponatremia and in 2007 for hypervolemic hyponatremia. For full prescribing information, visit www.vaprisol.com.

Forward-Looking Statements
This press release contains forward-looking statements, which are subject to certain risks and reflect Cumberland's current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. As with any business, all phases of Cumberland's operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland's results of operations. These factors include market conditions, competition, an inability of manufacturers to produce Cumberland's products on a timely basis or failure of manufacturers to comply with regulations applicable to pharmaceutical manufacturers, maintaining an effective sales and marketing infrastructure and other factors discussed in the Company's most recent Form 10-K and subsequent 10-Q's as filed with the SEC. There can be no assurance that results anticipated by the Company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.

Investor Contact:	Media Contact:
Erin Smith	Rebecca Kirkham
Corporate Relations	Lovell Communications
(615) 255-0068	(615) 297-7766

SOURCE: Cumberland Pharmaceuticals Inc.

- MORE -

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2015 and 2014
(Unaudited)

	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$38,203,059	$39,866,037
Marketable securities	14,564,115	14,841,418
Accounts receivable, net of allowances	6,077,120	5,504,728
Inventories	4,270,143	5,600,319
Prepaid and other current assets	1,468,913	1,351,324
Deferred tax assets	2,528,724	3,651,145
Total current assets	67,112,074	70,814,971
Property and equipment, net	536,450	651,030
Intangible assets, net	21,168,596	21,568,541
Deferred tax assets	1,210,786	578,592
Other assets	1,891,053	1,791,980
Total assets	$91,918,959	$95,405,114

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,877,479	$3,242,713
Other current liabilities	9,534,268	10,506,769
Total current liabilities	12,411,747	13,749,482
Revolving line of credit	1,700,000	—
Other long-term liabilities	987,429	902,841
Total liabilities	15,099,176	14,652,323
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock – no par value; 100,000,000 shares authorized; 16,379,501 and 17,118,993 shares issued and outstanding as of December 31, 2015 and 2014, respectively	57,338,294	61,942,410
Retained earnings	19,549,614	18,818,263
Total shareholders’ equity	76,887,908	80,760,673
Noncontrolling interests	(68,125)	(7,882)
Total equity	76,819,783	80,752,791
Total liabilities and equity	$91,918,959	$95,405,114

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Consolidated Statements of Income and Comprehensive Income
(Unaudited)

	Three months ended December 31,		Years ended December 31,
	2015	2014	2015	2014

Revenues:
Net product revenue	$7,891,165	$9,293,954	$33,013,184	$36,683,762
Other revenue	146,323	35,458	505,867	218,109
Net revenues	8,037,488	9,329,412	33,519,051	36,901,871
Costs and expenses:
Cost of products sold	1,589,152	1,360,909	4,968,170	5,053,165
Selling and marketing	3,349,539	3,536,236	13,994,768	14,902,202
Research and development	403,127	767,109	3,847,651	3,389,419
General and administrative	2,015,606	2,206,037	7,607,588	8,401,560
Amortization	517,385	512,983	1,989,264	1,596,689
Total costs and expenses	7,874,809	8,383,274	32,407,441	33,343,035
Operating income	162,679	946,138	1,111,610	3,558,836
Interest income	30,863	46,555	209,183	251,447
Interest expense	(20,002)	(15,716)	(73,856)	(67,074)
Income before income taxes	173,540	976,977	1,246,937	3,743,209
Income tax expense	(44,944)	(328,414)	(575,829)	(1,380,744)
Net income	128,596	648,563	671,108	2,362,465
Net loss at subsidiary attributable to noncontrolling interests	22,463	20,350	60,243	61,258
Net income attributable to common shareholders	$151,059	$668,913	$731,351	$2,423,723

Earnings per share attributable to common shareholders:
Basic	$0.01	$0.04	$0.04	$0.14
Diluted	$0.01	$0.04	$0.04	$0.14
Weighted-average common shares outstanding:
Basic	16,434,225	17,281,502	16,715,970	17,617,765
Diluted	16,811,238	17,629,434	17,094,754	17,899,632

Comprehensive income attributable to common shareholders	151,059	668,913	731,351	2,423,723
Net loss at subsidiary attributable to noncontrolling interests	22,463	20,350	60,243	61,258
Total comprehensive income	$128,596	$648,563	$671,108	$2,362,465

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
Years ended December 31, 2015 and 2014
(Unaudited)

	2015	2014

Cash flows from operating activities:
Net income	$671,108	$2,362,465
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization expense	2,246,809	1,989,564
Deferred tax benefit (expense)	490,227	(309,330)
Share-based compensation	622,503	761,663
Excess tax benefit derived from exercise of stock options	(90,982)	(1,653,028)
Noncash interest expense	46,422	38,634
Noncash investment gains	(77,155)	(52,040)
Net changes in assets and liabilities affecting operating activities, net of effect of business combination:
Accounts receivable	(572,392)	(974,304)
Inventory	1,330,176	1,532,563
Prepaid, other current assets and other assets	(263,084)	(1,011,365)
Accounts payable and other current liabilities	1,475,964	3,846,482
Other long-term liabilities	(2,731)	162,127
Net cash provided by operating activities	5,876,865	6,693,431
Cash flows from investing activities:
Additions to property and equipment	(142,965)	(163,258)
Cash paid for acquisitions	—	(2,000,000)
Additions to intangible assets	(2,556,465)	(3,101,565)
Proceeds from sale of marketable securities	7,883,171	3,437,645
Purchases of marketable securities	(7,528,713)	(4,207,262)
Net cash used in investing activities	(2,344,972)	(6,034,440)
Cash flows from financing activities:
Net borrowings on line of credit	1,700,000	—
Cash settlement of contingent consideration	(1,668,252)	—
Repurchase of common shares	(5,338,967)	(4,315,444)
Sale of subsidiary shares to noncontrolling interest	—	1,000,005
Exercise of stock options	21,366	—
Excess tax benefit derived from exercise of stock options	90,982	1,653,028
Net cash used in financing activities	(5,194,871)	(1,662,411)
Net decrease in cash and cash equivalents	(1,662,978)	(1,003,420)
Cash and cash equivalents, beginning of year	39,866,037	40,869,457
Cash and cash equivalents, end of year	$38,203,059	$39,866,037

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income Attributable to Common Shareholders to Adjusted Earnings and Adjusted Diluted Earnings Per Share
(Unaudited)

	Three months ended December 31,		Three months ended December 31,
	2015	2015	2014		2014

	Earnings impact	Earnings per share impact	Earnings impact		Earnings per share impact
Net income attributable to common shareholders	$151,059	$0.01	$668,913		$0.04
Less: Net loss at subsidiary attributable to noncontrolling interests	22,463	—	20,350		—
Net income	128,596	0.01	648,563		0.04
Adjustments to net income					—
Income tax expense	44,944	—	328,414		0.02
Depreciation and amortization expense	568,903	0.03	605,953		0.03
Share-based compensation (a)	195,852	0.01	219,545		0.01
Reduction in contingent liability (b)	(339,448)	(0.02)	—		—
Interest income	(30,863)	—	(46,555)		—
Interest expense	20,002	—	15,716		—
Adjusted Earnings and Adjusted Diluted Earnings Per Share	$587,986	$0.03	$1,771,636		$0.10

Diluted weighted-average common shares outstanding:		16,811,238		18,072,805	17,629,434

	Twelve months ended December 31,		Twelve months ended December 31,
	2015	2015	2014	2014

	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income attributable to common shareholders	$731,351	$0.04	$2,423,723	$0.14
Less: Net loss at subsidiary attributable to noncontrolling interests	60,243	—	61,258	—
Net income	671,108	0.04	2,362,465	0.13
Adjustments to net income
Income tax expense	575,829	0.03	1,380,744	0.08
Depreciation and amortization expense	2,246,809	0.13	1,989,564	0.11
Share-based compensation (a)	622,503	0.04	761,663	0.04
Reduction in contingent liability (b)	(671,216)	(0.04)	—	—
Product label expansion fees (c)	1,167,600	0.07	—	—
Interest income	(209,183)	(0.01)	(251,447)	(0.01)
Interest expense	73,856	—	67,074	—
Adjusted Earnings and Adjusted Diluted Earnings Per Share	$4,477,306	$0.26	$6,310,063	$0.35

Diluted weighted-average common shares outstanding:		17,094,754		17,899,632

The Company provided the above adjusted supplemental financial performance measures, which are considered "non-GAAP" financial measures under applicable Securities and Exchange Commission rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
Cumberland's management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company's operating results. Management believes that presenting these supplemental measures provides useful information about the Company's underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company's operating performance.

The Company defines these supplemental financial measures as follows:

•	Adjusted Earnings: net income adjusted for the impact of income taxes, depreciation and amortization expense, share-based compensation expense and other income and interest expense.

(a) Represents the share-based compensation of Cumberland.

(b) Represents Cumberland's reduction in contingent liabilities as the result of a reduction in the cost of the Vaprisol acquisition.

(c) Represents Cumberland's fee paid to the FDA in connection with a request for expanded pediatric labeling for Caldolor.

•	Adjusted Diluted Earnings Per Share: Adjusted Earnings divided by diluted weighted-average common shares outstanding.